Exhibit 10.38

AMENDMENT NO. 1 TO GUARANTY

This Amendment No. 1 to Guaranty dated as of March 29, 2007 (the “Amendment”) amends that certain Guaranty (the “Guaranty”) dated as of September 25, 2006 and issued by Bertucci’s Corporation (the “Guarantor”) in favor and for the benefit of BUCA, Inc. (the “Creditor”).

WHEREAS, the Creditor, BUCA Restaurants 3, Inc. (the “Company”), Vinny T’s Acquisition Corporation (the “Debtor”) and the Guarantor entered into that certain Stock Purchase Agreement dated as of September 25, 2006 (the “Stock Purchase Agreement”) whereby the Debtor acquired all of the issued and outstanding capital stock of the Company from the Creditor (the “Transaction”);

WHEREAS, pursuant to the terms of the Stock Purchase Agreement on September 25, 2006, the Debtor issued to the Creditor a Promissory Note in the original principal amount of $3,800,000.00 (the “Original Promissory Note”);

WHEREAS, as a condition to the consummation of the Transaction, the Creditor  required that the Guarantor execute and deliver the Guaranty to the Creditor;

WHEREAS, on the date hereof the Debtor and the Creditor have amended and restated the Original Promissory Note to, among other things, reduce the principal amount owed under the Original Promissory Note from $3,800,000.00 to $3,661,293.00 (the “Promissory Note Amendment”);

WHEREAS, in connection with the Promissory Note Amendment the Guarantor and the Creditor desire to amend the Guaranty to reflect that the Original Promissory Note has been replaced by the Amended and Restated Promissory Note;

WHEREAS, pursuant to Section 11(g) of the Guaranty, the Guaranty may be modified by a writing signed by the Guarantor and the Creditor; and

WHEREAS, the Guarantor and the Creditor have both executed this Amendment No. 1 to Guaranty.

NOW THEREFORE, in consideration of the Promissory Note Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            The following Section 11(n) shall be added to the Guaranty immediately after Section 11(m) thereof:

“(n)         The Guarantor and the Creditor understand and agree that: (i) on March 29, 2007 the Guarantor and the Creditor amended and restated the Promissory Note by executing and delivering an Amended and Restated Promissory Note in the face principal amount of $3,661,293.00, a copy of which is attached hereto as Exhibit 1 (the “Amended and Restated Promissory Note”); and (ii) notwithstanding anything in the Guaranty to the contrary, all references in the Guaranty to the Promissory Note shall now refer to the Amended and Restated Promissory Note.”

2.            Exhibit 1 attached hereto shall be attached to the Guaranty as Exhibit 1 after the signature pages to the Guaranty.

3.            Except as amended and/or changed hereby, the Guaranty shall remain in full force and effect in accordance with its original terms.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Guaranty as of the date first above written.

BERTUCCI’S CORPORATION

By:	/s/ David G. Lloyd
David G. Lloyd
President and Chief Financial Officer

BUCA, INC.

By:	/s/ Wallace B. Doolin
Wallace B. Doolin
Chairman, President and Chief Executive Officer